Exhibit F, Schedule 9 (a)

LG&E Energy LLC
Form U5S - Annual Report
Item 9 - Wholesale Generators ("EWG") and Foreign Utility Companies ("FUCO")

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
                                                           Description of Electric
                                                           Generation, Transmission
                                                         and Distribution Facilities
Name of                           Business                   and Gas Distribution                        Owner(s)/
Company      Location              Address                         Facilties                            Investors(s)
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
Centro    Cordoba,         Hipolito Yrigoyen 475       Natural gas distribution company      LG&E International Inc., LLC (45.9%)
          Argentina        Cordoba, Argentina.         serving approximately                 Societa Italiana per IL Gas per Azioni
                                                       .4 million customers.                 (44.1%)
                                                                                             Miscellaneous Investors (10%)
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Cuyana    Cordoba,         Hipolito Yrigoyen 475       Natural gas distribution company      LG&E Power Argentina III, L.L.C (14.4%)
          Argentina        Cordoba, Argentina.         serving approximately                 Societa Italiana per IL Gas per Azioni
                                                       .4 million customers.                 (45.6%)
                                                                                             Miscellaneous Investors (40%)
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Gas Ban   Buenos Aires,    Isabel La Catolica 939      Natural gas distribution company      LG&E Power Argentina III (19.6%)
          Argentina        Buenos Aires, Argentina     serving approximately                 Gas Natural Internacional SDG, S.A
                                                       1.2 million customers.                (50.4%)
                                                                                             Miscellaneous Investors (30%)
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ROVA      Roanoke Rapids,  Highway 158 &               209 MW cogeneration facilities.       LG&E Roanoke Valley LP (50%)
          NC               Railroad Street                                                   Westmoreland Roanoke Valley LP (50%)
                           PO Box 351
                           Roanoke Rapids, NC 27890
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WKE       Henderson, KY,   145 North Main Street       WKE is in the business of operating   LG&E Energy Capital Corp. (100%)
          USA              Henderson, KY  42419        the generating assets of Big Rivers
                                                       and two units owned by the City of
                                                       Henderson. Total gross output of the
                                                       plants is 1,771 MW.
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EEI       Joppa, Illinois, PO Box 165                  EEI provides electric energy to a     Kentucky Utilities (20%)
          USA              Joppa, Illinois 62953       uranium enrichment plant              Ameren (80%)
                                                       located near Paducah, Kentucky by the
                                                       United States Enrichment Corporation.
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